                                                                       Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 10 to the Registration Statement on Form N-1A (File No. 33-73540) (Registration Statement) of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Columbia Real Estate Equity Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accounting Services," "Financial Statements" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
February 25, 2002